UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2026

BAIN CAPITAL PRIVATE CREDIT

(Exact name of Registrant as Specified in Its Charter)

delaware	814-01474	87-6984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01. Entry into a Material Definitive Agreement

On June 30, 2026, BCPC II-J, LLC (the “Borrower”), a wholly owned subsidiary of Bain Capital Private Credit (the “Company”), entered into the Second Amendment (the “Second Amendment”) to the Loan and Security Agreement, dated as of August 21, 2024 (as amended, the “Loan and Security Agreement”), by and among the Borrower, as borrower, the Company, as servicer and as parent, the lenders from time to time party thereto, JPMorgan Chase Bank, National Association (“JPMorgan”), as administrative agent, and Deutsche Bank National Trust Company, as collateral agent, as collateral administrator, and as securities intermediary. Capitalized terms used but not defined herein shall have the meanings set forth in the Second Amendment or the Loan and Security Agreement, as applicable.

The Second Amendment provides for, among other things, (i) an increase in the maximum facility amount from $250,000,000 to $400,000,000 and the addition of an accordion feature that, subject to the satisfaction of certain conditions, the maximum facility amount under the Loan and Security Agreement may be increased up to $450,000,000; (ii) a decrease in the applicable margin for advances from 2.25% per annum to 2.10% per annum; (iii) an extension of the non-call period from February 21, 2026 to February 21, 2027; (iv) an extension of the reinvestment period from August 21, 2027 to August 21, 2028; (v) an extension of the stated maturity date from August 21, 2029 to August 21, 2030; and (vi) the payment of certain fees as agreed between the Company and JPMorgan. The other terms of the Loan and Security Agreement remained materially unchanged.

The description above is only a summary of the material provisions of the Second Amendment and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 above regarding the Second Amendment and the Loan and Security Agreement is incorporated by reference into this Item 2.03.

In addition, on June 30, 2026, the Company increased the total commitments under its senior secured revolving credit facility (the “SMBC Revolving Credit Facility”) with Sumitomo Mitsui Banking Corporation and each of the other parties thereto from $650 million to $675 million. The other terms of the SMBC Revolving Credit Facility remain unchanged.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1

Second Amendment to Loan and Security Agreement, dated June 30, 2026, by and among the Borrower, as borrower, the Company, as servicer, Deutsche Bank National Trust Company, as collateral agent, collateral administrator and as securities intermediary, and JPMorgan Chase Bank, National Association, as administrative agent and as a lender.

104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bain Capital Private Credit has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL PRIVATE CREDIT

Date: July 2, 2026	By:	/s/ Sabrina Rusnak-Carlson
	Name:	Sabrina Rusnak-Carlson
	Title:	General Counsel